UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 27, 2014
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Raymond James & Associates, Inc. ("RJA"), a subsidiary of Raymond James Financial, Inc. (the "Company") whose retail client operations comprise part of the Company's Private Client Group, recently participated in a survey conducted by the publication On Wall Street magazine. The following information about RJA was published in the July issue of this publication.

Raymond James & Associates, Inc. (Private Client Group)

Fee Revenue
Fiscal Year 2013: $400,137,575
Fiscal Year 2012: $296,376,345
% Change: 35%

Commission Revenue
Fiscal Year 2013: $1,099,164,619
Fiscal Year 2012: $1,052,681,044
% Change: 4.4%

Other Revenue
Fiscal Year 2013: $139,715,778
Fiscal Year 2012: $121,762,998
% Change: 14.7%

Total Number of Advisors
Fiscal Year 2013: 2,443
Fiscal Year 2012: 2,486
% Change: (1.7)%

The information in this Current Report, including any exhibits hereto, is being "furnished" and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	June 27, 2014	By:	/s/ Jennifer C. Ackart
Jennifer C. Ackart
Senior Vice President, Controller